Exhibit 10.47

EXECUTION VERSION
Third Amendment To Amended and Restated Loan and Security Agreement
This Third Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is made and entered into as of December 1, 2022, by and between REGO II BORROWER LLC, a Delaware limited liability company (“Borrower”), having an office at c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652, and BANK OF CHINA, NEW YORK BRANCH, having an address at 7 Bryant Park, 1045 Avenue of the Americas, 13th Floor, New York, New York 10018 (together with its successors and assigns, “Lender”).
W I T N E S S E T H:
Whereas, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations to Borrower pursuant to that certain Amended and Restated Loan and Security Agreement dated as of December 12, 2018 (the “Original Loan Agreement”) with respect to a loan in the original principal amount of Two Hundred Fifty-Two Million, Five Hundred Forty-Three Thousand, Six Hundred Six and 53/100 Dollars ($252,543,606.53) (the “Mortgage Loan”).
Whereas, to evidence the Mortgage Loan, the Borrower executed in favor of Lender a Promissory Note, dated as of December 12, 2018 in the original principal amount of Two Hundred Fifty-Two Million, Five Hundred Forty-Three Thousand, Six Hundred Six and 53/100 Dollars ($252,543,606.53) (as same may be amended, supplemented, restated, increased, extended and consolidated, substituted or replaced from time to time, the “Note”) and the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto. To secure the Note, the Borrower granted for the benefit of the Lender, inter alia, a Second Amended and Restated Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement encumbering the Mortgaged Property dated as of December 12, 2018 (the “Mortgage”).
Whereas, the Original Loan Agreement was amended by that certain (a) First Amendment to Loan Agreement entered into between Borrower and Lender on February 14, 2020 and (B) Second Amendment to Loan Agreement entered into between Borrower and Lender on October 23, 2020 (collectively with the Original Loan Agreement, the “Loan Agreement”).
Whereas, Borrower and Lender are willing to enter into this Amendment, but solely on the terms and subject to the provisions set forth herein and in the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.
Now, Therefore, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as set forth in this Amendment.
I.As of the date hereof, the following changes shall be made to the Loan Agreement:
A.    The definition of “Interest Rate Protection Trigger Event” shall be deleted and replaced as follows:
“Interest Rate Protection Trigger Event” means that Term SOFR is equal to or greater than three and four-tenths percent (3.40%).
B.    The definition of “Strike Price” shall be deleted and replaced as follows:
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“Strike Price” shall mean four and fifteen hundredths of one percent (4.15%).
C.    The reference to the term “Applicable Index” in Section 5.1.25 shall mean Term SOFR.
D.    The following language shall be added at the end of Section 5.1.25:
If the Interest Rate Protection Agreement being assigned to Lender is a swap agreement provided by a third party, the parties hereto agree that the documentation applicable to such Interest Rate Protection Agreement shall provide that the collateral assignment of such Interest Rate Protection Agreement, does not subject Lender to the obligations of Borrower or its Affiliate, as may be applicable.
II.Definitions:
A.Use of Defined Terms. Except as expressly set forth in this Amendment, all terms that have an initial capital letter where not required by the rules of grammar are used herein as defined in the Loan Agreement.
B.The following defined terms shall be added to the Loan Agreement:
“ABR” means, for any day, a rate per annum equal to the Federal Funds Rate in effect on such day plus 0.50%. Any change in the ABR due to a change in the Federal Funds Rate shall be effective from and including the effective date of such change in the Federal Funds Rate.
“ABR Loan” means a Loan that bears interest based on the ABR.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Applicable Margin” shall mean one hundred thirty five (135) basis points.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date.
“Benchmark” mean initially, Adjusted Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.2.12(c), provided that in no case shall the Benchmark be less than the Floor.
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Lender for the applicable Benchmark Replacement Date:
(a) the sum of Daily Simple SOFR plus the SOFR Adjustment and any applicable Benchmark Replacement Adjustment; or

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(b) the sum of: (i) the alternate benchmark rate that has been selected by the Lender and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;
provided in any case that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Lender and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or non-compliant or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness, non-compliance, or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), that states the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.2.12.
“Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of

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such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.
“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source.
“Floor” means zero (0.00%) percent.
“Index” means Adjusted Term SOFR, subject to Section 2.2.3(a) or (b), and in the event of a Benchmark Transition Event pursuant to Section 2.2.12, shall mean the Benchmark Replacement for a tenor comparable to the applicable Interest Period; provided that in no case shall the Index be less than the Floor.
“Interest Period” means the period commencing on the date following a given Payment Date and ending on the numerically corresponding day in the calendar month that is one (1) month thereafter (in each case, subject to the availability thereof); provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period shall extend beyond the Stated Maturity Date.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, then two (2) U.S. Government Securities Business Days prior to (i) if the date of such setting is a U.S. Government Securities Business Day, such date or (ii) if the date of such setting is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such date and (b) if such Benchmark is not Term SOFR, then the time determined by the Lender in accordance with the Conforming Changes.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” with respect to any day means the secured overnight financing rate as administered by the SOFR Administrator.

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“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Adjustment” means a percentage equal to 0.10% per annum.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.
“Term SOFR” means, for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).
“Term SOFR Loan” means the a Loan where the Index is Term SOFR.
“Term SOFR Reference Rate” means the forward looking term-rate based on SOFR.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
C.The following defined terms shall be deleted from the Loan Agreement and replaced as follows:
“Applicable Interest Rate” shall mean the sum of (i) the Index and (ii) the Applicable Margin.
D.The following defined terms shall be deleted from the Loan Agreement in their entirety: Adjusted Substitute Base Rate, Applicable Index, Eurocurrency Liabilities, Initial Interest Accrual Period, Interest Accrual Period, LIBOR, LIBOR Cessation Event, LIBOR Loan, LIBOR Rate, LIBOR Spread, Rate Determination Date, Regulation D, Regulatory Change, Reserve Requirement, Substitute Base Rate, Substitute Index, Substitute Index Trigger Price, Substitute Rate, Substitute Rate Loan, Substitute Rate Conversion, Substitute Rate Tranche, Substitute Spread.
III.Amendment to Loan Agreement. Effective as of the Amendment Effective Date, the Loan Agreement is hereby amended as follows:
A.Section 2.2.1 shall be deleted in its entirety and replaced as follows:

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2.2.1 Applicable Interest Rate. The Principal Amount shall bear interest, as provided below, at the Applicable Interest Rate from time to time in effect.
B.Section 2.2.2 shall be deleted in its entirety and replaced as follows:
2.2.2    Interest Calculation. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date on which the immediately preceding payment was due. All interest hereunder shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable ABR or Term SOFR, shall be determined by the Lender, and such determination shall be conclusive absent manifest error. In connection with the use or administration of Term SOFR, Lender will have the right to make Conforming Changes from time to time, and notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Lender will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
C.Section 2.2.3 shall be deleted in its entirety and replaced as follows:
2.2.3    Determination of Applicable Interest Rate.
a.    Subject to Section 2.2.12, if Lender determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, Lender will promptly so notify Borrower. Upon notice thereof by Lender to Borrower, any obligation of Lender to make or continue SOFR Loans shall be suspended (to the extent of the affected SOFR Loans and, in the case of a Term SOFR Loan, the affected Interest Periods) until Lender revokes such notice. Upon receipt of such notice, the Index shall convert to ABR at the end of the Interest Period. Upon any such conversion, Borrower shall also pay promptly following demand any additional amounts required pursuant to Section 2.2.3(f).
a.If Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by Lender to Borrower, any obligation of Lender to make or continue SOFR Loans shall be suspended. Upon receipt of such notice, the Benchmark shall convert to ABR immediately (or, if the Benchmark is Term SOFR, at the end of the applicable Interest Period, if Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if Lender may not lawfully continue to maintain such SOFR Loans) until it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay promptly upon demand any additional amounts required pursuant to Section 2.2.3(f).
b.Each determination of the applicable Index shall be made by Lender, and shall be conclusive and binding upon Borrower and Lender absent manifest error.

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c.In the event of any conversion of the Index pursuant to either subsection (a) or (b) above, Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any reasonable third-party out-of-pocket costs incurred by Lender in making any conversion under such subsection in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by Lender in order to make or maintain the Term SOFR Loan hereunder, provided, however, that, in order for any such notice to be effective to impose on Borrower the obligation to pay any such amount, such notice must be delivered by Lender within thirty (30) days after Lender should reasonably have been aware of the event giving rise to its entitlement to compensation. Lender’s notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and Lender’s calculation shall be conclusive absent manifest error. Lender acknowledges and agrees that, as of the date hereof, no condition exists that would permit the cancellation of Lender’s obligation to make a Term SOFR Loan under subsection (b). Notwithstanding the foregoing or anything to the contrary contained herein, Lender shall not be permitted to determine that an event described in subsections (a) or (b) has occurred unless, in either case, Lender is making a similar determination or designation with respect to other borrowers of Lender that are similarly situated to Borrower after consideration of such factors as Lender then reasonably determines to be relevant.
d.In the event that any change subsequent to the date hereof in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:
(i)shall hereafter have the effect of reducing the rate of return on Lender’s capital (other than as a result of an increase in taxes) as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s consistently applied policies with respect to capital adequacy) by any amount reasonably deemed by Lender to be material;
(ii)shall hereafter impose, modify, increase or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the rate hereunder (other than as a result of an increase in taxes); or
(iii)shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;
then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender reasonably deems to be material as determined by Lender; provided, however, that Borrower shall not be required under this Section 2.2.3 to pay Lender additional amounts for additional costs or reduced amounts receivable that are attributable to an increase in taxes imposed on Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3, Borrower shall not be required to pay same unless they are the result of requirements imposed generally on lenders similar to Lender and not the result of some specific reserve or similar requirement imposed on Lender as a result of Lender’s special circumstances. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3,

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Lender shall provide Borrower with not less than thirty (30) days’ written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of Lender and submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents. Notwithstanding the foregoing, if reasonably feasible, Lender shall, as promptly as practicable, designate a different branch or lending office for the Loan if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of Lender, be materially disadvantageous to Lender.
e.In the event (a) there is a payment of any principal on the Loan (including as a result of an Event of Default) other than on the scheduled Maturity Date, on a Payment Date or, in the case of a Term SOFR Loan, on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (b) Borrower requests an assignment of a Lender’s interest in the Loan pursuant to Section 2.2.11(b) and such assignment occurs on any date other than on a Payment Date if the Loan is a Term SOFR Loan, or, in the case of a Term SOFR Loan, the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.2.11(b), or (c) as contemplated in Section 2.3(d), Borrower rescinds or adjourns the Prepayment Date pursuant to Section 2.3.1(c), then, in any such event, Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds (“Breakage Costs”). A certificate of Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. The parties hereto acknowledge and agree that the damages that Lender would suffer as a result of the Loan being prepaid are difficult or impossible to ascertain and, therefore, agree that the aforesaid losses, costs or expenses are a reasonable approximation of such damages and do not constitute a penalty.
f.The provisions of this Section 2.2.3 shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents; provided, however, that if the additional costs set forth in this Section 2.2.3 are not claimed until after the payment or other satisfaction in full of the Indebtedness, the Lien of the Mortgage shall be released.
g.Notwithstanding anything to the contrary contained herein, if the Loan has been converted to an ABR Loan pursuant to Section 2.2.3(a), or Section 2.2.3(b), or if pursuant to Section 2.2.3(e), increased costs are payable by Borrower, Borrower may, at its option and upon fifteen (15) days’ prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion but subject to the timing requirements set forth in Section 2.3.1(c)), prepay the Indebtedness in whole, but not in part, without the payment of any Prepayment Premium or other penalty but with payment of any applicable Breakage Costs.
D.The use of the term “Interest Accrual Period” in Section 2.2.4 shall be deleted and replaced with “Interest Period”.
E.Section 2.2.5 shall be deleted in its entirety and replaced as follows:

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2.2.5    Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating any Interest Period, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately succeeding Business Day. The monthly Payment Date shall not be changed to a different calendar day unless expressly agreed to by Lender and Borrower. On the Maturity Date, interest on the Principal Amount shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense (other than prior payment) or any other deduction whatsoever.
F.The following Section 2.2.12 shall be inserted into the Loan Agreement:
2.2.12    Benchmark Replacement Setting.
a.Benchmark Replacement.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event occurs, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document effective as of the first day, after such Benchmark Replacement Date, on which a setting of the then-current Benchmark would otherwise occur, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date of the statement or publication described in such clause without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(ii)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Loan Agreement or any other Loan Document.
b.Conforming Changes. In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time, and notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Loan Agreement or any other Loan Document.
c.Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes. Any determination, decision or election that may be made by Lender pursuant to this Section 2.2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be

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conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.2.12.
d.Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Lender may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Lender may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
E.    The following Section 2.2.13 shall be added to the Loan Agreement:
2.2.13    Disclaimer and Exculpation With Respect to any Rate. Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to ABR, Term SOFR Reference Rate, Term SOFR, Index, or any Benchmark or with respect to any alternative, successor or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate (including any Benchmark Replacement) implemented pursuant to this Agreement, whether upon the occurrence of a Benchmark Transition Event, and (ii) the effect, implementation or composition of any Conforming Changes pursuant to Section 2.9, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, ABR, Term SOFR Reference Rate, Term SOFR, Index, or any Benchmark or have the same volume or liquidity as did ABR, Term SOFR Reference Rate, Term SOFR, Index, or any Benchmark prior to its discontinuance or unavailability. In addition, the discontinuation of ABR, Term SOFR Reference Rate, Term SOFR, Index, or any Benchmark and any alternative, successor or replacement reference rate may result in a mismatch between the reference rate referenced in this Agreement and Borrower’s other financial instruments, including potentially those that are intended as hedges. Lender and its Affiliates and/or other related entities may engage in transactions that affect the calculation of ABR, Term SOFR Reference Rate, Term SOFR, Index, any Benchmark or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, with all determinations of such ABR, Term SOFR Reference Rate, Term SOFR, Index, any Benchmark or such alternative, successor or replacement rate by Lender to be conclusive, absent manifest error. Lender may select information sources or services in its reasonable discretion to ascertain ABR, Term SOFR Reference Rate, Term SOFR, Index, any Benchmark or any such alternative, successor or replacement rate, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error

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or calculation of any such rate (or component thereof) provided by any such information source or service.
F.    Section 2.3.4 shall be deleted in its entirety and replaced as follows:
Additional Permitted Prepayments. After notice from Lender that (i) amounts are due and payable by Borrower pursuant to Section 2.2.3(e) or (ii) Lender has converted a SOFR Loan to an ABR Loan pursuant to Section 2.2.3(a), or Section 2.2.3(b), Borrower shall have the right to prepay the Indebtedness in whole, but not in part, without the payment of any Prepayment Premium or other penalty but with payment of any applicable Breakage Costs.
G.    The reference to the term “LIBOR Spread” in the defined term “Prepayment Premium” shall mean the Applicable Margin.
IV.Effective Dates. The changes in Article I of this Amendment shall be effective as of the date hereof. The changes in Articles II and III of this Amendment shall be effective as of the first day of the next Interest Period under the existing Loan Agreement, provided that the language set forth in Articles II and III (including any lookback periods) shall be utilized as necessary to calculate the Applicable Interest Rate to take effect at the beginning of such Interest Period.
V.Conflict. If, and to the extent, the terms and provisions of this Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Amendment, shall remain in and have its intended full force and effect, and Lender and Borrower hereby affirm, confirm and ratify the same.
VI.Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Amendment, the balance of which shall remain in and have its intended full force and effect; provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.
VII.Fees, Costs and Expenses. Borrower agrees to pay, upon demand, all reasonable, out-of-pocket costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.
VIII.Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.
IX.Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed

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an acceptable original for purposes of consummating this Amendment and such other agreements, documents and instruments; provided, however, Borrower shall be required to deliver to the Lender original executed signature pages in substitution for said facsimile or email transmitted signature pages upon the Lender’s request therefor.
X.Waiver of Jury Trial; Exclusive Jurisdiction. BORROWER AND LENDER EACH, AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUhNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION HEREOF, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER AND LENDER EACH ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE ENTERING INTO THIS AMENDMENT. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER AND LENDER EACH WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER AND LENDER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.
[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:

REGO II BORROWER LLC,
a Delaware limited liability company
By:    ALEXANDER’S OF REGO PARK II, INC.,
a Delaware corporation, its sole member
    By: /s/ Steven Borenstein                Name: Steven J. Borenstein
    Title: Secretary

LENDER:

BANK OF CHINA, NEW YORK BRANCH

By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President
Sch. 1-1
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